                                                                     EXHIBIT 8.1

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                 March 29, 2006

BAS Securitization LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Re:      BAS Securitization LLC (Depositor)
         Registration Statement on Form S-3 (File No. 333-130613)
         --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for BAS Securitization LLC, a Delaware limited liability company, (the "Company") in connection with the preparation of the
Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration by the Company of Asset Backed
Notes (the "Notes") and Asset Backed Certificates (the "Certificates", and
together with the Notes, the "Securities"). As described in the Registration
Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement between the Company and a trustee, a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement")
among the Company, a trustee and the related servicer, as applicable, or a limited liability company (each, an "LLC") to be formed pursuant to a Limited
Liability Company Agreement (each, an "LLC Agreement") entered into by the
Company. For each series, the Notes will be issued pursuant to an Indenture
(each, an "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and a Sale and Servicing Agreement (each, a "Sale and
Servicing Agreement") among the related Trust or LLC, as the case may be, the
Company and the related servicer, as applicable, and the Certificates will be issued pursuant to a Trust Agreement or an LLC Agreement, as the case may be, and a Pooling and Servicing Agreement.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration
Statement and, in each case as filed as an exhibit to the Registration
Statement, the form of Sale and Servicing Agreement, the form of Pooling and
Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), and the form of Trust Agreement (including the form of
Certificate included as an exhibit thereto) (collectively, the "Operative
Documents").

         Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the
Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the prospectus supplement (the "Prospectus Supplement") and the prospectus (the "Prospectus")
relating to the Notes or Certificates forming a part of the Registration
Statement under the headings "Summary of Terms-Tax Status" in the Prospectus
Supplement and "Material Federal Income Tax Consequences" in the Prospectus,
which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects and accurately reflect our opinion. As more fully described in the immediately succeeding paragraph, there can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         This opinion letter is based on the facts and circumstances set forth in the Prospectus, the Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters

BAS Securitization LLC
March 29, 2006

set forth herein could change with respect to a particular series of Notes or
Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Notes and/or
Certificates with numerous different characteristics and the form of Prospectus,
Prospectus Supplement and the operative documents related thereto do not relate to a specific transaction, the particular characteristics of each series of
Notes and/or Certificates must be considered in determining the applicability of this opinion to a particular series of Notes and/or Certificates and such opinion may require modification in the context of any actual transaction.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the reference to Orrick, Herrington &
Sutcliffe LLP under the captions "Summary of Terms-Tax Status" and "Legal
Matters" in the Prospectus Supplement and "Material Federal Income Tax
Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,

                                           /s/ORRICK, HERRINGTON & SUTCLIFFE LLP
                                           ORRICK, HERRINGTON & SUTCLIFFE LLP